                                              DISTRIBUTION AND SERVICE PLAN AND AGREEMENT
                                                                 with
                                                  OppenheimerFunds Distributor, Inc.
                                                         For Class N Shares of
                                                   Oppenheimer U.S. Government Trust

This  Distribution  and  Service  Plan and  Agreement  (the  "Plan")  is dated as of the 12th  day of  October,  2000,  by and  between
Oppenheimer U.S. Government Trust (the "Fund") and OppenheimerFunds Distributor, Inc. (the "Distributor").

1.       The Plan.  This Plan is the  Fund's  written  distribution  and  service  plan for Class N shares of the Fund (the  "Shares"),
         ---------
contemplated  by Rule 12b-1 as it may be amended from time to time (the  "Rule")  under the  Investment  Company Act of 1940 (the "1940
Act"),  pursuant to which the Fund will compensate the Distributor for its services in connection with the distribution of Shares,  and the personal  service and  maintenance  of  shareholder  accounts that hold Shares  ("Accounts").  The Fund may act as  distributor  of securities  of which it is the issuer,  pursuant to the Rule,  according to the terms of this Plan.  The terms and  provisions  of this
Plan shall be interpreted and defined in a manner  consistent  with the provisions and definitions  contained in (i) the 1940 Act, (ii)
the Rule, (iii) Rule 2830 of the Conduct Rules of the National  Association of Securities  Dealers,  Inc., or any applicable  amendment or successor to such rule (the "NASD Conduct Rules") and (iv) any conditions pertaining either to  distribution-related  expenses or to a plan of  distribution  to which  the Fund is  subject  under  any  order on which  the Fund  relies,  issued  at any time by the U.S.
Securities and Exchange Commission ("SEC").

2.       Definitions. As used in this Plan, the following terms shall have the following meanings:
         -----------

         (a)      "Recipient"  shall mean any  broker,  dealer,  bank or other  person or entity  which:  (i) has  rendered  assistance
(whether direct,  administrative  or both) in the distribution of Shares or has provided  administrative  support services with respect to Shares held by Customers  (defined  below) of the Recipient;  (ii) shall furnish the  Distributor  (on behalf of the Fund) with such information  as the  Distributor  shall  reasonably  request to answer such questions as may arise  concerning the sale of Shares;  and
(iii) has been selected by the Distributor to receive payments under the Plan.

         (b)      "Independent  Trustees" shall mean the members of the Fund's Board of Trustees who are not  "interested  persons" (as defined in the 1940 Act) of the Fund and who have no direct or  indirect  financial  interest in the  operation  of this Plan or in any agreement relating to this Plan.

         (c)      "Customers"  shall mean such  brokerage or other  customers or  investment  advisory or other clients of a Recipient, and/or accounts as to which such Recipient provides administrative support services or is a custodian or other fiduciary.

         (d)      "Qualified  Holdings"  shall mean,  as to any  Recipient,  all Shares  owned  beneficially  or of record by: (i) such
Recipient,  or (ii) such  Recipient's  Customers,  but in no event shall any such Shares be deemed owned by more than one Recipient for purposes of this Plan.  In the event that more than one person or entity would  otherwise  qualify as Recipients as to the same Shares, the Recipient  which is the dealer of record on the Fund's books as determined by the  Distributor  shall be deemed the Recipient as to such Shares for purposes of this Plan.
3.       Payments for Distribution Assistance and Administrative Support Services.
         -------------------------------------------------------------------------

         (a)      Payments to the Distributor.  In  consideration of the payments made by the Fund to the Distributor  under this Plan,
                  ----------------------------
the  Distributor  shall  provide  administrative  support  services  and  distribution  services  to the Fund.  Such  services  include distribution  assistance and administrative support services rendered in connection with Shares (1) sold in purchase transactions,  (2)
issued in exchange for shares of another  investment  company for which the Distributor  serves as distributor or  sub-distributor,  or
(3) issued  pursuant to a plan of  reorganization  to which the Fund is a party.  If the Board believes that the Distributor may not be rendering  appropriate  distribution  assistance or  administrative  support  services in connection with the sale of Shares,  then the
Distributor,  at the  request of the Board,  shall  provide  the Board with a written  report or other  information  to verify that the
Distributor  is providing  appropriate  services in this regard.  For such services,  the Fund will make the following  payments to the
Distributor:

                  (i)  Administrative  Support Service Fees. Within forty-five (45) days of the end of each calendar quarter,  the Fund
                       -------------------------------------
may make payments in the aggregate  amount of 0.0625%  (0.25% on an annual  basis) of the average  during that calendar  quarter of the aggregate net asset value of the Shares  computed as of the close of each business day (the "Service  Fee").  Such Service Fee payments received from the Fund will compensate the  Distributor for providing  administrative  support  services with respect to Accounts.  The administrative  support  services in connection  with  Accounts may include,  but shall not be limited to, the  administrative  support services that a Recipient may render as described in Section 3(b)(i) below.

                  (ii)  Distribution  Assistance Fees  (Asset-Based  Sales Charge).  Within ten (10) days of the end of each month, the
                        -----------------------------------------------------------
Fund will make  payments  in the  aggregate  amount of  0.02083%  (0.25% on an annual  basis) of the  average  during  the month of the aggregate net asset value of Shares computed as of the close of each business day (the  "Asset-Based  Sales Charge").  Such Asset-Based
Sales Charge payments received from the Fund will compensate the Distributor for providing  distribution  assistance in connection with the sale of Shares.

                  The  distribution  assistance  services to be rendered by the  Distributor in connection with the Shares may include, but shall not be limited to, the following:  (i) paying sales  commissions to any broker,  dealer,  bank or other person or entity that sells Shares,  and/or paying such persons  "Advance  Service Fee Payments" (as defined below) in advance of, and/or in amounts  greater than,  the amount  provided  for in Section  3(b) of this  Agreement;  (ii) paying  compensation  to and  expenses of  personnel of the
Distributor  who support  distribution  of Shares by  Recipients;  (iii)  obtaining  financing or providing such financing from its own resources,  or from an affiliate,  for the interest and other borrowing costs of the  Distributor's  unreimbursed  expenses incurred in rendering  distribution  assistance and administrative  support services to the Fund; and (iv) paying other direct  distribution costs, including without limitation the costs of sales literature,  advertising and prospectuses  (other than those prospectuses  furnished to current holders of the Fund's shares ("Shareholders")) and state "blue sky" registration expenses.

(b)      Payments to Recipients.  The Distributor is authorized under the Plan to pay Recipients (1)  distribution  assistance fees for
--------------------------------
rendering  distribution  assistance in connection with the sale of Shares and/or (2) service fees for rendering  administrative support services  with respect to Accounts.  However,  no such  payments  shall be made to any Recipient for any quarter in which its Qualified
Holdings do not equal or exceed, at the end of such quarter,  the minimum amount ("Minimum  Qualified  Holdings"),  if any, that may be set from time to time by a majority of the  Independent  Trustees.  All fee payments made by the  Distributor  hereunder are subject to reduction  or  chargeback  so that the  aggregate  service fee  payments  and Advance  Service Fee Payments do not exceed the limits on payments  to  Recipients  that are,  or may be,  imposed by the NASD  Conduct  Rules.  The  Distributor  may make Plan  payments to any
"affiliated  person" (as defined in the 1940 Act) of the Distributor if such affiliated  person qualifies as a Recipient or retain such payments if the Distributor qualifies as a Recipient.

                  In  consideration  of the  services  provided by  Recipients,  the  Distributor  may make the  following  payments to
Recipients:

                  (i) Service Fee. In  consideration  of  administrative  support  services  provided by a Recipient  during a calendar
                      -----------
quarter,  the Distributor  may make service fee payments to that Recipient  quarterly,  within  forty-five (45) days of the end of each calendar  quarter,  at a rate not to exceed  0.0625%  (0.25% on an annual  basis) of the  average  during the  calendar  quarter of the aggregate  net  asset  value  of  Shares,  computed  as of the  close of each  business  day,  constituting  Qualified  Holdings  owned beneficially  or of record by the  Recipient or by its Customers  for a period of more than the minimum  period (the  "Minimum  Holding
Period"), if any, that may be set from time to time by a majority of the Independent Trustees.

                  Alternatively,  the  Distributor  may, at its sole option,  make the following  service fee payments to any Recipient quarterly,  within  forty-five  (45) days of the end of each  calendar  quarter:  (A) "Advance  Service Fee  Payments" at a rate not to exceed  0.25% of the average  during the  calendar  quarter of the  aggregate  net asset  value of Shares,  computed as of the close of business on the day such  Shares are sold,  constituting  Qualified  Holdings,  sold by the  Recipient  during  that  quarter and owned beneficially  or of record by the Recipient or by its  Customers,  plus (B) service fee payments at a rate not to exceed 0.0625% (0.25%
on an annual basis) of the average  during the calendar  quarter of the  aggregate net asset value of Shares,  computed as of the close of each  business day,  constituting  Qualified  Holdings  owned  beneficially  or of record by the Recipient or by its Customers for a period of more than one (1) year.  At the  Distributor's  sole  option,  Advance  Service  Fee  Payments  may be made more  often  than quarterly,  and sooner than the end of the calendar  quarter.  In the event Shares are redeemed  less than one year after the date such
Shares were sold,  the Recipient is obligated to and will repay the  Distributor  on demand a pro rata portion of such Advance  Service
Fee Payments, based on the ratio of the time such Shares were held to one (1) year.

                  The  administrative  support  services to be rendered by Recipients in connection with the Accounts may include,  but shall not be  limited  to, the  following:  answering  routine  inquiries  concerning  the Fund,  assisting  in the  establishment  and maintenance of accounts or sub-accounts in the Fund and processing Share redemption  transactions,  making the Fund's  investment plans and dividend  payment  options  available,  and  providing  such other  information  and services in  connection  with the rendering of personal services and/or the maintenance of Accounts, as the Distributor or the Fund may reasonably request.

                  (ii) Distribution  Assistance Fee (Asset-Based Sales Charge) Payments.  Irrespective of whichever  alternative method
                       -----------------------------------------------------------------
of making  service fee  payments to  Recipients  is  selected  by the  Distributor,  the  Distributor  may,  at its sole  option,  make distribution  assistance fee payments to each Recipient quarterly,  within forty-five (45) days after the end of each calendar quarter, at a rate not to exceed  0.0625%  (0.25% on an annual  basis) of the average  during the calendar  quarter of the  aggregate  net asset value of Shares computed as of the close of each business day constituting  Qualified  Holdings owned  beneficially or of record by the
Recipient  or its  Customers  for a period of more than one (1) year.  Alternatively,  at its sole  option,  the  Distributor  may make distribution  assistance fee payments to a Recipient quarterly,  at the rate described above, on Shares constituting Qualified Holdings owned  beneficially  or of record by the  Recipient or its Customers  without  regard to the 1-year  holding  period  described  above.
Distribution  assistance  fee payments  shall be made only to Recipients  that are registered  with the SEC as a  broker-dealer  or are exempt from registration.

                  The distribution  assistance to be rendered by the Recipients in connection with the sale of Shares may include,  but shall not be limited  to, the  following:  distributing  sales  literature  and  prospectuses  other  than those  furnished  to current
Shareholders,  providing  compensation to and paying  expenses of personnel of the Recipient who support the  distribution of Shares by the Recipient,  and providing such other  information and services in connection with the  distribution of Shares as the Distributor or the Fund may reasonably request.

         (c)      A majority of the  Independent  Trustees  may at any time or from time to time (i)  increase or decrease  the rate of fees to be paid to the  Distributor  or to any  Recipient,  but not to exceed  the  rates  set forth  above,  and/or  (ii)  direct  the
Distributor  to increase or decrease any Minimum  Holding  Period,  any maximum  period set by a majority of the  Independent  Trustees during which fees will be paid on Shares  constituting  Qualified  Holdings  owned  beneficially  or of record by a Recipient or by its
Customers (the "Maximum Holding  Period"),  or Minimum Qualified  Holdings.  The Distributor shall notify all Recipients of any Minimum
Qualified  Holdings,  Maximum  Holding  Period and Minimum  Holding  Period  that are  established  and the rate of payments  hereunder applicable  to  Recipients,  and shall  provide each  Recipient  with written  notice within thirty (30) days after any change in these provisions.  Inclusion of such  provisions or a change in such provisions in a supplement or amendment to or revision of the prospectus of the Fund shall constitute sufficient notice.

         (d)      The Service Fee and the Asset-Based  Sales Charge on Shares are subject to reduction or elimination  under the limits to which the Distributor is, or may become, subject under the NASD Conduct Rules.

         (e)      Under  the  Plan,  payments  may also be made to  Recipients:  (i) by  OppenheimerFunds,  Inc.  ("OFI")  from its own resources  (which may  include  profits  derived  from the  advisory  fee it receives  from the Fund),  or (ii) by the  Distributor  (a subsidiary of OFI), from its own resources,  from Asset-Based  Sales Charge payments or from the proceeds of its borrowings,  in either case, in the discretion of OFI or the Distributor, respectively.

         (f)      Recipients  are  intended  to have  certain  rights as  third-party  beneficiaries  under this  Plan,  subject to the limitations  set forth below.  It may be presumed  that a Recipient has provided  distribution  assistance  or  administrative  support services  qualifying  for payment under the Plan if it has Qualified  Holdings of Shares that entitle it to payments under the Plan. If either the Distributor or the Board believe that,  notwithstanding  the level of Qualified  Holdings,  a Recipient may not be rendering appropriate  distribution  assistance in connection with the sale of Shares or administrative  support services for Accounts,  then the
Distributor,  at the request of the Board,  shall require the Recipient to provide a written report or other information to verify that said Recipient is providing  appropriate  distribution  assistance  and/or services in this regard.  If the Distributor or the Board of
Trustees  still is not satisfied  after the receipt of such report,  either may take  appropriate  steps to terminate  the  Recipient's status as a Recipient  under the Plan,  whereupon such  Recipient's  rights as a third-party  beneficiary  hereunder  shall  terminate.
Additionally,  in their discretion a majority of the Fund's  Independent  Trustees at any time may remove any broker,  dealer,  bank or other  person or entity as a  Recipient,  whereupon  such  person's  or  entity's  rights as a  third-party  beneficiary  hereof  shall terminate.  Notwithstanding  any other  provision of this Plan,  this Plan does not obligate or in any way make the Fund liable to make any payment  whatsoever to any person or entity other than directly to the  Distributor.  The  Distributor has no obligation to pay any
Service  Fees or  Distribution  Assistance  Fees to any  Recipient  if the  Distributor  has not  received  payment of Service  Fees or
Distribution Assistance Fees from the Fund.

4.       Selection and  Nomination of Trustees.  While this Plan is in effect,  the selection and  nomination of persons to be Trustees
         -------------------------------------
of the Fund who are not  "interested  persons" of the Fund  ("Disinterested  Trustees")  shall be  committed to the  discretion  of the incumbent  Disinterested  Trustees.  Nothing herein shall prevent the incumbent Disinterested Trustees from soliciting the views or the involvement  of others in such  selection or nomination as long as the final  decision on any such selection and nomination is approved by a majority of the incumbent Disinterested Trustees.

5.       Reports.  While this Plan is in effect,  the Treasurer of the Fund shall provide  written  reports to the Fund's Board for its
         -------
review,  detailing the amount of all payments made under this Plan and the purpose for which the payments were made.  The reports shall be provided quarterly, and shall state whether all provisions of Section 3 of this Plan have been complied with.

6.       Related  Agreements.  Any agreement related to this Plan shall be in writing and shall provide that: (i) such agreement may be
         -------------------
terminated  at any time,  without  payment of any  penalty,  by a vote of a majority  of the  Independent  Trustees or by a vote of the holders of a "majority" (as defined in the 1940 Act) of the Fund's  outstanding  voting Class N shares;  (ii) such termination shall be on not more than sixty days' written notice to any other party to the agreement;  (iii) such agreement  shall  automatically  terminate in the event of its  "assignment"  (as defined in the 1940 Act);  (iv) such  agreement  shall go into effect when approved by a vote of the Board and its  Independent  Trustees cast in person at a meeting called for the purpose of voting on such  agreement;  and (v) such agreement  shall,  unless  terminated  as herein  provided,  continue in effect from year to year only so long as such  continuance  is specifically  approved at least  annually by a vote of the Board and its  Independent  Trustees cast in person at a meeting  called for the purpose of voting on such continuance.

7.       Effectiveness,  Continuation,  Termination  and  Amendment.  This  Plan has been  approved  by a vote of the  Board and of its
         -----------------------------------------------------------
Independent  Trustees  cast in person at a meeting  called on October 12,  2000,  for the purpose of voting on this Plan and shall take effect as of the date first set forth above.  Unless terminated as hereinafter  provided,  it shall continue in effect until renewed by the Board in accordance  with the Rule and  thereafter  from year to year or as the Board may  otherwise  determine but only so long as such  continuance is specifically  approved at least annually by a vote of the Board and its  Independent  Trustees cast in person at a meeting called for the purpose of voting on such continuance.

         This Plan may not be amended to increase  materially  the amount of payments to be made under this Plan,  without  approval of the Class N Shareholders  at a meeting called for that purpose and all material  amendments must be approved by a vote of the Board and of the Independent Trustees.

         This Plan may be terminated at any time by a vote of a majority of the  Independent  Trustees or by the vote of the holders of a "majority"  (as defined in the 1940 Act) of the Fund's  outstanding  Class N voting  shares.  In the event of such  termination,  the
Board and its  Independent  Trustees shall  determine  whether the  Distributor  shall be entitled to payment from the Fund of all or a portion  of the  Service  Fee and/or the  Asset-Based  Sales  Charge in  respect  of Shares  sold prior to the  effective  date of such termination.

8.       Disclaimer of Shareholder  and Trustee  Liability.  The  Distributor  understands  that the obligations of the Fund under this
         --------------------------------------------------
Plan are not binding  upon any Trustee or  shareholder  of the Fund  personally,  but bind only the Fund and the Fund's  property.  The
Distributor  represents  that it has notice of the  provisions of the  Declaration  of Trust of the Fund  disclaiming  shareholder  and
Trustee liability for acts or obligations of the Fund.

                                                     Oppenheimer U.S. Government Trust

                                                     By:      /s/ Robert G. Zack
                                                              Robert G. Zack
                                                              Assistant Secretary

                                                     OppenheimerFunds Distributor, Inc.

                                                     By:      /s/ Katherine P. Feld
                                                              Katherine P. Feld
                                                              Vice President and Secretary

N1a\220\Orgdocs\220_12b1-N(Oct 2000)